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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 9, 2004

                                 CRDENTIA CORP.
             (Exact name of Registrant as Specified in its Charter)


          DELAWARE                                               76-0585701
          --------                                               ----------
(State or Other Jurisdiction                                  (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                                     0-31152
                                     -------
                            (Commission File Number)


              14114 DALLAS PARKWAY, SUITE 600, DALLAS, TEXAS 75254
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (972) 850-0780
                                 --------------
                         (Registrant's telephone number,
                              including area code)

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 8.01.    OTHER EVENTS.

         Effective as of August 9, 2004, we agreed to (i) issue approximately 29,841 shares of Series B-1 Convertible Preferred Stock, (ii) issue approximately 40,822 shares of Common Stock, and (iii) pay approximately $225,000 in cash in exchange for the cancellation of all outstanding principal and accrued and unpaid interest under certain promissory notes we issued in 2003.

         In addition, effective as of August 9, 2004, we issued approximately 7,916 shares of Series B-1 Convertible Preferred Stock at a cash price per share of $60.00 to investors, including James D. Durham, our Chairman and Chief Executive Officer, who purchased 4,166 shares of Series B-1 Convertible Preferred Stock.

         The holders of the Series B-1 Convertible Preferred Stock will be entitled to receive a dividend on each of September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 in an amount equal to 1.5 shares of Common Stock for each share of outstanding Series B-1 Convertible Preferred Stock held by them. In the event of any liquidation or winding up of Crdentia Corp., the holders of the Series B-1 Convertible Preferred Stock will be entitled to receive in preference to the holders of Common Stock an amount equal to their initial purchase price plus any declared but unpaid dividends and any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of the Series B-1 Convertible Preferred Stock (on an as-if-converted into Common Stock basis), Common Stock and any other series of Preferred Stock expressly entitled to participate in such distribution, until the holders of Series B-1 Convertible Preferred Stock shall have received, in the aggregate, an amount equal to five times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series B-1 Convertible Preferred Stock will be automatically converted into Common Stock at an initial conversion ratio of one hundred (100) shares of Common Stock for each share of Series B-1 Convertible Preferred Stock upon the earlier of (i) the closing of an underwritten public offering of our Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate net proceeds of at least $25 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B-1 Convertible Preferred Stock. The description of the foregoing rights, preferences and privileges of the Series B-1 Convertible Preferred Stock is qualified in its entirety by the Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock filed with the Secretary of State of the State of Delaware on August 9, 2004 and filed as
Exhibit 4.1 to this report on Form 8-K.

         In addition, the holders of such shares of Series B-1 Convertible Preferred Stock will be entitled to the registration rights set forth in the Registration Rights Agreement dated August 9, 2004 by and among us and the investors listed on Schedule A thereto, a copy of which is filed as Exhibit 4.2 to this report on Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)    EXHIBITS.

                  4.1 Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

                  4.2 Registration Rights Agreement dated August 9, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                             CRDENTIA CORP.




    Date: August 24, 2004                    /s/ James D. Durham
                                             ------------------------
                                             By:  James D. Durham
                                                  Chief Executive Officer




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                                  EXHIBIT INDEX



EXHIBIT NO.          DESCRIPTION
-----------          -----------

4.1 Certificate of Designations, Preferences and Rights of Series B-1 Preferred Stock of Crdentia Corp.

4.2 Registration Rights Agreement dated August 9, 2004 by and among Crdentia Corp. and the investors listed on Schedule A thereto.